As filed with the Securities and Exchange Commission on May 15, 2015

Registration No. 333 —

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROSETTA RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	1111 Bagby Street, Suite 1600 Houston, Texas 77002	43-2083519
(State or other jurisdiction of incorporation or organization)	(Address of Principal Executive Offices, including Zip Code)	(I.R.S. Employer Identification No.)

Rosetta Resources Inc. 2015 Long-Term Incentive Plan

(Full title of the plan)

John E. Hagale

Executive Vice President and Chief Financial Officer

Rosetta Resources Inc.

1111 Bagby Street, Suite 1600

Houston, Texas 77002 (713) 335-4000

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Nathan P. Murphy Rosetta Resources Inc. 1111 Bagby Street, Suite 1600 Houston, Texas 77002 (713) 335-4000	Michael E. Dillard Debbie P. Yee Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, Texas 77002 (713) 546-5400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.001 per share	5,000,000	$19.33	$96,650,000	$11,231

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.
(2)	Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) on the basis of the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Select Market on May 8, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Rosetta Resources Inc. (the “Company”) shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Company shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The Commission allows us to “incorporate by reference” into this Registration Statement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information filed with the Commission after the date of this Registration Statement will update and supersede this information. We incorporate by reference the documents listed below and future filings made with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), until all of the Common Stock covered by this Registration Statement is issued or a post-effective amendment to this Registration Statement is filed that deregisters all Common Stock then remaining unsold.

The following documents filed with the Commission are hereby incorporated by reference:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2014;

(b)	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

(c)	our Current Reports on Form 8-K filed with the Commission on March 13, 2015 and May 11, 2015 (two reports); and

(d)	the description of our Common Stock set forth in the registration statement on Form 8-A filed with the Commission on February 9, 2006, including any amendment to that form that we may file in the future for the purpose of updating the description of our Common Stock.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the securities being registered will be passed upon for us by Nathan P. Murphy, our Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary. As of May 8, 2015, Mr. Murphy held 45,661 shares of our common stock, consisting of (i) 4,854 shares of unrestricted common stock and (ii) 40,807 restricted shares of common stock.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (“Section 145”) permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article X of our Certificate of Incorporation and Article VIII of our Amended and Restated Bylaws provide for the indemnification of our directors, officers and other authorized representatives to the maximum extent permitted by the Delaware General Corporation Law. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

We currently carry directors and officers liability insurance and have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and expense advances to the fullest extent permitted under the Delaware General Corporation Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

The following documents are filed as part of the Registration Statement and incorporated by reference herein:

Exhibit Number	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on October 7, 2005 (Registration No. 333-128888)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2012 (File No. 000-51801)).

4.3	Rosetta Resources Inc. 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 26, 2015).

5.1*	Opinion of Nathan P. Murphy regarding the legality of securities being registered.

23.1*	Consent of Nathan P. Murphy (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.

ITEM 9. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 15th day of May 2015.

ROSETTA RESOURCES INC.

By:	/s/ John E. Hagale
John E. Hagale
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints James E. Craddock and John E. Hagale, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ James E. Craddock	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	May 15, 2015
James E. Craddock

/s/ John E. Hagale	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	May 15, 2015
John E. Hagale

/s/ Don O. McCormack	Senior Vice President, Treasurer and Chief Accounting Officer (Principal Accounting Officer)	May 15, 2015
Don O. McCormack

/s/ Philip L. Frederickson	Lead Director	May 15, 2015
Philip L. Frederickson

/s/ Matthew D. Fitzgerald	Director	May 15, 2015
Matthew D. Fitzgerald

/s/ Carin S. Knickel	Director	May 15, 2015
Carin S. Knickel

/s/ Holli C. Ladhani	Director	May 15, 2015
Holli C. Ladhani

/s/ Donald D. Patteson, Jr.	Director	May 15, 2015
Donald D. Patteson, Jr.

/s/ Jerry R. Schuyler	Director	May 15, 2015
Jerry R. Schuyler

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on October 7, 2005 (Registration No. 333-128888)).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on December 6, 2012 (File No. 000-51801)).

4.3	Rosetta Resources Inc. 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit A to the Company’s Definitive Proxy Statement on Schedule 14A filed on March 26, 2015).

5.1*	Opinion of Nathan P. Murphy regarding the legality of securities being registered.

23.1*	Consent of Nathan P. Murphy (included in Exhibit 5.1).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Netherland, Sewell & Associates, Inc.

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.